UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 20, 2007

Copart, Inc.

(Exact name of registrant as specified in its charter)

California	0-23255	94-2867490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4665 Business Center Drive

Fairfield, California 94534

(Address of Principal Executive Offices, including Zip Code)

(707) 639-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01	Regulation FD Disclosure

The following information is intended to be furnished under Item 7.01 of Form 8-K, “Regulation FD Disclosure.”  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 5, 2007, we announced that we had reached agreement with the board of directors of Universal Salvage plc, a public limited liability company organized under the laws of England and Wales (“Universal”), on the terms of a cash offer to acquire 100% of Universal’s issued share capital for £2.00 per share (the “Offer”).  Universal, based in the United Kingdom and listed on the London Stock Exchange, is a leading service provider to the U.K. motor insurance and automotive industries.

Universal intends to implement the Offer through a U.K. Scheme of Arrangement under Section 425 of the Companies Act 1985 (England and Wales) as a result of which Universal will become a wholly-owned subsidiary of Copart (UK) Limited, our wholly-owned English subsidiary.

On April 13, 2007, Universal filed with the High Court of Justice in England a draft scheme document related to the Offer.  Under the scheme document, the board of Universal is recommending that shareholders of Universal accept the Offer.  A hearing was held before the court on Friday, April 20, 2007 at which the court approved the final form of scheme document to be mailed to shareholders of Universal and instructed Universal to hold a special meeting of shareholders at which Universal shareholders will be asked to approve the scheme of arrangement.  The scheme document is anticipated to be mailed to shareholders on or about April 20, 2007.  The shareholder meeting is currently scheduled for May 21, 2007.  Directors and certain shareholders of Universal beneficially owning approximately twenty seven percent (27%) of Universal’s issued shares, have agreed, regardless of whether any higher competing offer is made, to accept the Offer.  Other Universal shareholders, beneficially owning approximately twenty six percent (26%) of Universal’s issued shares, have also agreed to accept the Offer, contingent on the absence of an offer at a higher price.  Assuming shareholder approval and satisfaction of other conditions to closing, we expect the acquisition of Universal to be completed during our fourth quarter ending July 31, 2007.

A copy of the scheme document, which contains additional information about the proposed transaction and Universal, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Cautionary Note About Forward-Looking Statements

Certain statements in this Current Report on Form 8-K (including the attached exhibits) constitute “forward-looking statements” as those terms are defined in the U.S. Private Securities Litigation Reform Act of 1995.  In particular, the attached scheme document contains forward-looking information relating to the business of Universal.  When used in this Current Report on Form 8-K (including the attached exhibit), the words “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy” and similar expressions or statements that are not historical facts, in each case as they relate to Copart or Universal, the management of either such company, or the proposed transaction are intended to identify those expressions or statements as “forward-looking statements.”  These statements, and the proposed transaction between Copart and Universal, involve substantial risks and uncertainties, many of which are beyond the control of either

Copart and Universal and which could have a material adverse effect on Copart’s business, operating results, and financial condition upon completion of the Offer.  Among other factors, these risks include (i) the risk that Copart fails to obtain and retain anticipated synergies from the acquisition of Universal and the integration of Copart and Universal; (ii) Copart’s inexperience at conducting business operations outside North America and its lack of familiarity with local laws, regulations, or business practices; (iii) challenges associated with managing a larger company on a global scale; (iv) any inability to achieve business and financial objectives of the combined companies; (v) the ability to manage and maintain key customer and supplier relationships and the reliance of both Copart and Universal on key supplier relationships; (vi) the ability of Copart to retain key Universal employees after the Offer is completed; (vii) delays in obtaining or adverse conditions contained in any regulatory or third-party approvals in connection with the proposed acquisition; (viii) additional capital expenditures or other costs associated with adapting Universal’s business model and information technology infrastructure to Copart’s model and systems; (ix) the ability to manage regulatory, tax, and legal matters and to resolve pending matters within current estimates; and (x) foreign currency exchange risks, which Copart has not previously been subject to in any material amounts.  Universal’s business, and market conditions in the UK market, are also dependent on a number of factors outside the control of Universal (or if the acquisition is completed, outside the control of Copart), including reliance on key suppliers and market and regulatory conditions that may exist in the United Kingdom.  In addition, investors in Copart should carefully review the various risks and uncertainties associated with Copart’s business, which are described in greater detail in Copart’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Scheme Document mailed to Shareholders of Universal Salvage plc on or about April 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Copart, Inc.

By:	/s/ Paul A. Styer
Paul A. Styer
Senior Vice President, General Counsel, and
Secretary

Date:  April 20, 2007